Exhibit 99.1

WageWorks Reports Second Quarter 2014 Financial Results

  Total revenue of $58.8 million, a 8 percent increase year-over-year
  Second quarter 2014 GAAP net income of $4.6 million or $0.13 per diluted share. Non-GAAP net income per diluted share of $0.24
  Second quarter 2014 non-GAAP adjusted EBITDA of $17.5 million, a 17 percent increase year-over-year

SAN MATEO, Calif.--(BUSINESS WIRE)--August 4, 2014--WageWorks, Inc. (the “Company”) (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), which empower employees to save money on taxes while also providing corporate tax advantages for employers, today announced the Company's financial results for its second quarter ended June 30, 2014.

“We just finished a very successful quarter and first half of 2014, as demand for Consumer-Directed Benefits continues to grow, and we continue to execute on our stated objectives,” said Joe Jackson, Chief Executive Officer of WageWorks. “Our enterprise selling season is developing extremely well with several new significant signings. We saw an encouraging increase in FSA participation rates for our mid-year start clients who took advantage of the change to the Use-It-Or-Lose-It provision, and are pleased with the continuous progress with onboarding Ceridian clients to the WageWorks platform. Finally, we are thrilled about the acquisition of CONEXIS, a recognized leader in employee benefits administration, as well as our new channel partnership with their former parent company, The Word & Brown Companies, one of the most reputable names in the health insurance and employee benefits space.”

For the second quarter, WageWorks reported total revenue of $58.8 million, compared to $54.6 million for the second quarter of 2013, an increase of 8 percent. Healthcare revenue was $37.6 million, compared to $33.9 million for the second quarter of 2013, an increase of 11 percent. Commuter revenue was $15.1 million, compared to $14.7 million for the second quarter of 2013, an increase of 2 percent. Other revenue was $6.1 million, compared to $6.0 million for the second quarter of 2013, an increase of 2 percent.

GAAP operating income was $7.9 million for the second quarter of 2014, compared to GAAP operating income of $6.7 million for the second quarter of 2013. On a non-GAAP basis, second quarter of 2014 operating income was $14.5 million, compared to non-GAAP operating income of $11.9 million for the second quarter of 2013.

GAAP net income was $4.6 million, or $0.13 per diluted share, for the second quarter of 2014, compared to GAAP net income of $4.0 million, or $0.11 per diluted share, for the second quarter of 2013.

On a non-GAAP net income basis, second quarter of 2014 net income was $8.6 million, or $0.24 per diluted share, compared to non-GAAP net income of $7.1 million, or $0.20 per diluted share, for the second quarter of 2013. Non-GAAP net income for the second quarter of 2013 and 2014 excludes expenses related to stock-based compensation, amortization of acquired intangibles, contingent consideration expense and the related tax impact of these items.

Non-GAAP adjusted EBITDA was $17.5 million for the second quarter of 2014, a 17 percent increase compared to non-GAAP adjusted EBITDA of $14.9 million for the second quarter of 2013.

The reconciliation of the non-GAAP measures to the comparable GAAP measures for the second quarter 2014 and 2013 is detailed in the tables provided in this press release.

As of June 30, 2014, WageWorks had cash and cash equivalents totaling $370.9 million. This compares to cash and cash equivalents totaling $360.0 million as of December 31, 2013.

WageWorks also announced today that Rich Green, Chief Financial Officer (“CFO”), will be leaving the Company to pursue other opportunities. Mr. Green will stay on as CFO over the next few months until a successor is found, in order to ensure an orderly transition. Mr. Green has been instrumental in the Company’s success, guiding WageWorks through a successful IPO, creating a track record of strong financial results, and providing outstanding leadership. The Company has initiated a search for his successor.

The Company's Conference Call Information

WageWorks will host a conference call today, August 4, 2014, at 5:00 p.m. ET to discuss the Company’s second quarter ended June 30, 2014 financial results and business outlook.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial 866-515-2915 (toll-free) or 617-399-5129, and enter pass code 95095912. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A telephone replay will be available for one week at 888-286-8010 (toll-free) or 617-801-6888 using the pass code 91756186.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented on a GAAP basis, the Company provides non-GAAP financial measure of net income, operating income, adjusted EBITDA and diluted earnings per share. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on what management believes to be its ongoing business operations, the Company believes that the additional information enhances investors’ overall understanding of the Company’s business. The Company’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes stock-based compensation, amortization of acquired intangibles, contingent consideration gain and expense and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of the Company’s business for planning and forecasting in subsequent periods. The Company’s management does not itself, nor does it suggest that investors should consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever the Company uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review the Company’s GAAP financial statements as reported in its SEC filings.

Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter conference call regarding WageWorks, Inc., which are not historical facts, are “forward- looking statements” within the meaning the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, will, provide, should and the negative of these terms or other similar expressions. These statements, including statements relating to continuing to provide value to our employer clients and their employees through our consumer-directed benefits solutions, our acquisition of new employer clients, our retention of existing employer clients, the expected benefits of our channel partnerships, the demand for our consumer-directed benefits solutions, the industry trends regarding consumer-directed health plans and exchange opportunities, the expected benefits of the carryover provision, the expected benefits of our investments and the potential impact on our future operating results are based on current expectations and assumptions that are subject to risks and uncertainties. Our actual results could differ materially from those we anticipate as a result of various factors, including the continued availability of tax-advantaged consumer-directed benefits to employers and employees, our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, our ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, our ability to acquire and retain new employer clients and to cross-sell our products to existing employer clients, our ability to identify and execute on channel partner and exchange opportunities, the participation of employees in our employer clients’ consumer-directed benefits programs and whether the carryover provision will have any impact thereon, our ability to compete effectively with current and future competitors, our ability to provide high quality service in a cost efficient manner, our ability to successfully partner with private exchanges, and our ability to enhance our product functionality. For a discussion of these and other related risks, please refer to “Risk Factors” in our most recent report on Form 10-Q, which is available on the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made and we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits, or CDBs, which empower employees to save money on taxes while providing corporate tax advantages for employers. WageWorks administers and operates a broad array of CDBs, including pretax spending accounts, such as health and dependent care Flexible Spending Accounts (FSAs), as well as Commuter Benefit Services, including transit and parking programs, Health Savings Accounts (HSAs), Health Reimbursement Arrangements (HRAs), and other employee benefits.

WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, please visit the website at www.wageworks.com.

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)
	(in thousands, except per share amounts)
Revenues:
Healthcare	$33,871	$37,592	$69,598	$77,576
Commuter	14,722	15,050	29,429	31,093
Other	5,968	6,115	11,649	12,708
Total revenues	54,561	58,757	110,676	121,377

Operating expenses:
Cost of revenues (excluding amortization of internal use software)	19,932	21,157	40,545	43,954
Technology and development	5,750	5,298	11,567	10,497
Sales and marketing	8,409	9,332	16,924	18,699
General and administrative	9,008	10,539	18,217	20,471
Amortization and change in contingent consideration	4,725	4,549	9,187	8,969
Total operating expenses	47,824	50,875	96,440	102,590
Income from operations	6,737	7,882	14,236	18,787
Other income (expenses):
Interest income	6	1	13	2
Interest expense	(369)	(254)	(747)	(511)
Other income	14	11	33	24
Income before income taxes	6,388	7,640	13,535	18,302
Income tax provision	(2,396)	(3,053)	(4,907)	(7,271)
Net income	3,992	4,587	8,628	11,031

Basic net income per share	$0.12	$0.13	$0.26	$0.32
Diluted net income per share	$0.11	$0.13	$0.25	$0.30

Shares used in basic net income per share calculations	33,473	35,117	32,853	34,975
Shares used in diluted net income per share calculations	35,047	36,340	34,448	36,323

STOCK-BASED COMPENSATION EXPENSE
Total stock-based compensation expense included in the Consolidated Statements of Income is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(unaudited)
Cost of revenues	$285	$594	$398	$826
Technology and development	192	287	342	495
Sales and marketing	301	570	486	899
General and administrative	1,707	2,789	2,332	4,058
	$2,485	$4,240	$3,558	$6,278

WAGEWORKS, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	June 30, 2014
		(unaudited)
	(in thousands, except per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$359,958	$370,894
Restricted cash, current portion	331	332
Accounts receivable, less allowance for doubtful accounts of $467 and $813 at December 31, 2013 and June 30, 2014, respectively	32,863	38,899
Deferred tax assets - current	1,985	2,027
Prepaid expenses and other current assets	10,135	10,971
Total current assets	405,272	423,123
Property and equipment, net	26,532	27,691
Goodwill	97,636	97,591
Acquired intangible assets, net	42,786	43,764
Deferred tax asset	10,666	10,624
Other assets	16,763	13,672
Total assets	$599,655	$616,465

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$49,419	$43,205
Customer obligations	281,153	280,186
Short-term contingent payment	4,265	3,111
Other current liabilities	1,592	577
Total current liabilities	336,429	327,079
Long-term debt	29,448	29,486
Long-term contingent payment, net of current portion	3,802	1,806
Deferred tax liability	-	837
Other non-current liabilities	1,844	1,153
Total liabilities	371,523	360,361
Stockholders' equity:
Common stock, $0.001 par value. Authorized 1,000,000 shares; issued 34,746 shares at December 31, 2013 and 35,185 shares at June 30, 2014	35	36
Additional paid-in capital	270,519	287,459
Accumulated deficit	(42,422)	(31,391)
Total stockholders' equity	228,132	256,104
Total liabilities and stockholders’ equity	$599,655	$616,465

WAGEWORKS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2013	2014
	(unaudited)
	(in thousands)
Cash flows from operating activities:
Net income	$8,628	$11,031
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,831	1,621
Amortization and change in contingent consideration	9,187	8,969
Stock-based compensation	3,558	6,278
Loss on disposal of fixed assets	82	14
Provision for doubtful accounts	(15)	(342)
Deferred taxes	4,372	6,288
Excess tax benefit from the exercise of stock options	(4,908)	(6,428)
Changes in operating assets and liabilities:
Accounts receivable	(8,868)	(5,767)
Prepaid expenses and other current assets	(2,185)	(723)
Other assets	215	(2,318)
Accounts payable and accrued expenses	1,594	(7,292)
Customer obligations	18,212	(967)
Other liabilities	(2,045)	(640)
Net cash provided by operating activities	29,658	9,724
Cash flows used in investing activities:
Purchases of property and equipment	(7,421)	(7,067)
Cash consideration for business acquisitions, net of cash acquired	(751)	-
Cash paid for acquisition of client contracts	(1,219)	-
Change in restricted cash	3,248	(1)
Net cash used in investing activities	(6,143)	(7,068)
Cash flows from financing activities:
Proceeds from follow-on offering net of underwriters commissions and discounts	11,550	-
Proceeds from exercise of common stock options	8,825	3,797
Proceeds from issuance of common stock (Employee Stock Purchase Plan)	1,132	1,363
Payment of contingent consideration	-	(3,308)
Excess tax benefit from the exercise of stock options	4,908	6,428
Net cash provided by financing activities	26,415	8,280
Net increase in cash and cash equivalents	49,930	10,936
Cash and cash equivalents at beginning of period	305,052	359,958
Cash and cash equivalents at end of period	$354,982	$370,894

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)
(unaudited)

The following tables detail the reconciliation of GAAP financial measures to non-GAAP financial measures included in this release:

Operating income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

GAAP income from operations	$6.7	$7.9	$14.2	$18.8
Stock-based compensation	2.5	4.2	3.6	6.3
Amortization of acquired intangibles	2.3	2.3	4.6	4.4
Contingent consideration	0.4	0.1	0.8	0.2
Non-GAAP income from operations	$11.9	$14.5	$23.2	$29.7
Non-GAAP income from operations as a percentage of total revenue	21.9%	24.6%	21.0%	24.5%

Net income:
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

GAAP net income	$4.0	$4.6	$8.6	$11.0
Stock-based compensation	2.5	4.2	3.6	6.3
Amortization of acquired intangibles	2.3	2.3	4.6	4.4
Contingent consideration	0.4	0.1	0.8	0.2
Tax effect of above adjustments *	(2.1)	(2.6)	(3.6)	(4.4)
Non-GAAP net income	$7.1	$8.6	$14.0	$17.5

Weighted average shares outstanding used in computing Non-GAAP per share amounts (diluted)	35.0	36.3	34.4	36.3

Non-GAAP diluted net income per share	$0.20	$0.24	$0.41	$0.48

* Tax effect adjustment assumes a 40% tax rate

Reconciliation of GAAP net income to Non-GAAP Adjusted EBITDA:
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
GAAP net income	$4.0	$4.6	$8.6	$11.0
Interest income	(0.0)	(0.0)	(0.0)	(0.0)
Interest expense	0.4	0.3	0.7	0.5
Income tax provision	2.4	3.1	4.9	7.3
Depreciation	0.9	0.8	1.8	1.6
Amortization and change in contingent consideration	4.7	4.5	9.2	9.0
Stock-based compensation expense	2.5	4.2	3.6	6.3
Adjusted EBITDA	$14.9	$17.5	$28.8	$35.7

CONTACT:
Investor Contact:
ICR
Staci Mortenson, 203-682-8273
Staci.mortenson@icrinc.com
or
Media Contact:
WageWorks, Inc.
Britta Meyer, 650-577-5208
Britta.Meyer@wageworks.com